                                                                    EXHIBIT 21.1

                          SUBSIDIARIES* OF THE COMPANY

Name of Corporation                                Jurisdiction of Incorporation
-------------------                                -----------------------------

UNITED STATES SUBSIDIARIES
CI (U.S.) Corp.                                           Utah
Florida Wire and Cable, Inc.                              Delaware
Georgetown Steel Corporation                              Delaware
GS Technologies Operating Co., Inc.                       Delaware
ME-West Castings, Inc.                                    Arizona
ME International, Inc.                                    Michigan

UNITED STATES JOINT VENTURE
American Iron Reduction LLC (50%)                         Louisiana

FOREIGN SUBSIDIARIES
Acerco S.A.                                               Peru
Aceros del Sur S.A. (68% directly owned by the
  Company, and 8% directly owned by the Company's
  wholly-owned subsidiary, Acerco S.A.)                   Peru
GS Technologies Europa GmbH                               Germany
GST Europa AB                                             Sweden
GST Europa S.p.A.                                         Italy
GST Europe Ltd.                                           United Kingdom
GST Europe S.A.                                           Belgium
Inversiones en Molienda S.A.                              Chile
MolyCop Chile S.A.                                        Chile
MolyCop Steel, Inc.                                       Canada

FOREIGN JOINT VENTURES
Donhad Pty. Ltd. (40%)                                    Western Australia
Empresa Siderurgica del Peru S.A. (96.46% owned by
  Sidercorp S.A.)                                         Peru
GST Philippines, Inc. (37.5%)                             Philippines
Sidercorp S.A. (33.3%)                                    Peru
SIMEC MolyCop S.A. de C.V. (49%)                          Mexico
MolyCop Canada (50%)                                      Canada
GSI Lucchini S.p.A. (49%)                                 Italy

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* Subsidiaries are wholly-owned unless otherwise noted.